Exhibit 5.1
March 5, 2007

Cobalis Corporation
2445 McCabe Way, Suite 150
Irvine, CA 92614

RE: REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

We are acting as counsel for Cobalis Corporation, a Nevada corporation (the “Company”) in connection with its filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form SB-2 (the “Registration Statement”) for the purpose of registering with the Commission under the Securities Act of 1933, as amended (the “Securities Act”), the sale of up to an aggregate of 7,024,085 shares of the Company’s common stock (the “Common Stock”) issuable upon conversion of convertible debentures and warrants by the Cornell Capital Partners, LP (the “Cornell”). The shares of Common Stock to be sold by Cornell are hereinafter referred to as the “Secondary Shares.”

We have reviewed such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. We have assumed that all signatures are genuine, that all documents submitted to us as originals are authentic, that all copies of documents submitted to us conform to the originals, the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

We have relied on a certificate of Gerald Yakatan, Chief Executive Officer of the Company, dated as of March 1, 2007, with respect to certain factual matters of the Company.

Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that the Secondary Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Company Board of Directors, will be legally and validly issued, fully paid and nonassessable.

We are members of the bar of the State of California. We do not purport to be experts in, and do not express any opinion on, any laws other than the law of the State of California and the federal securities laws of the United States of America.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Sincerely,

WILSON SONSINI GOODRICH & ROSATI Professional Corporation

By:	/s/ WILSON SONSINI GOODRICH AND ROSATI